Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

EKSO BIONICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Security(3)(4)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Equity	Preferred Stock, par value $0.001 per share	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Debt	Debt Securities	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Debt Convertible into Equity	Warrants	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Other	Subscription Rights	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Equity	Units	457(o)	—	$—	$—	$110.20 per $1,000,000	$—
Unallocated (Universal Shelf)	—	457(o)	—	$—	$75,000,000	$110.20 per $1,000,000	$8,265
Total Offering Amounts					$75,000,000		$8,265
Total Fees Previously Paid							—
Total Fee Offsets							$2,173
Net Fee Due							$6,092

(1)	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the registrant, (e) subscription rights to purchase common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities of the registrant, and (f) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(3)	The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(4)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $75,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Ekso Bionics Holdings, Inc.	S-3	333-239203	06/16/2020		$2,173 (1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$2,173 (1)
Fee Offset Claims	Ekso Bionics Holdings, Inc.	S-3	333-239203		06/16/2020						$2,173 (1)

(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this Registration Statement by $2,173, which represents the portion of the registration fee paid with respect to unsold securities that had previously been included in the Registrant’s registration statement on Form S-3 (File No. 333-239203), which was originally filed with the Securities and Exchange Commission on June 16, 2020 and was declared effective by the Securities and Exchange Commission on June 26, 2020. The Registrant is withdrawing the unsold securities from such registration statement.

Table 3: Combined Prospectuses

N/A